UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

Juniper Networks, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34501	770422528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way

Sunnyvale, CA 94089

(Address, including zip code, of principal executive offices)

(408) 745-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2016 Executive Annual Incentive Plan

On January 6, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Juniper Networks, Inc. (the “Company”) established the Performance Award Subcommittee of the Compensation Committee (the “Subcommittee”) to comply with the requirement of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), that at least two of the members of the committee be “outside directors,” as defined in the Code. On February 1, 2016, the Subcommittee adopted the 2016 Executive Annual Incentive Plan (the “2016 Plan”), a cash bonus plan in which the Company’s executive officers participate (including the “named executive officers” as defined in Item 402 of Regulation S-K promulgated under the Securities Act of 1933, as amended (“Regulation S-K”)). Under the 2016 Plan, each executive officer has an individual incentive target which is expressed as a percentage of base salary. Incentive target percentages range from 100% to 175% for the named executive officers.

Under the 2016 Plan, the aggregate pool for executive cash bonuses will be funded if a specified threshold revenue target and non-GAAP operating income target are achieved. Provided the revenue and non-GAAP operating income targets are achieved, the incentive amounts paid under the 2016 Plan after the end of 2016 will depend on the determination by the Compensation Committee (or Subcommittee) regarding the level of achievement of the following objectives:

•	70% based on the Company’s revenue and non-GAAP operating margin; and

•	30% based on achievement of other specified strategic goals.

Individual payouts will range between zero and 200% of an individual’s incentive target with approximately half of an individual’s 2016 incentive target awarded in performance share awards of the Company’s common stock.

2015 Executive Annual Incentive Plan

The Subcommittee also approved incentive compensation payouts under the 2015 Executive Annual Incentive Plan (the “2015 Plan”) for the named executive officers as set forth below. The incentive compensation payouts noted below represent approximately 107.5% of the executive officers’ respective incentive target opportunity under the 2015 Plan. A portion of the incentive compensation payout was delivered in the form of performance share awards of the Company’s common stock, and, as further noted below, the value the Company associated with such performance share awards was deducted from the total incentive compensation payout for the applicable executive officers in order to determine the portion of the payout that would be paid in cash. Further disclosure regarding the 2015 Plan and these payments will be contained in the Company’s proxy statement for the 2016 annual meeting of stockholders.

Name	Total 2015 Bonus	Portion of 2015 Bonus Delivered in Shares	Portion of 2015 Bonus Delivered in Cash
Rami Rahim	$1,881,250	$875,000	$1,006,250
Robyn Denholm	$1,209,263	$562,500	$646,763
Pradeep Sindhu	$644,940	$300,000	$344,940
Vincent Molinaro	$618,068	$287,500	$330,568

2016 Executive Officer Base Salaries and Equity Compensation

As part of its annual executive compensation review, on February 1 and February 2, 2016, the Compensation Committee considered the annual base salaries of the Company’s named executive officers. The annual base salaries for the executive officers listed below are effective July 1, 2016:

•	Rami Rahim: $1,000,000

•	Pradeep Sindhu: $600,000

•	Vincent Molinaro: $595,000

Also as part of the annual executive compensation review, the Compensation Committee and Subcommittee approved equity awards for named executive officers to be granted in February 2016. These equity awards are comprised of four types of awards: (i) performance shares that vest after approximately 3 years based on achievement of annual performance objectives, (ii) performance share awards that vest based on appreciation of the price of the Company’s common stock over a multi-year period, (iii) service-based RSUs that vest in three annual tranches, and (iv) performance share awards that vest over a two-year period based on achievement of 2016 revenue and non-GAAP operating income targets.

Appointment of Ken Miller as Chief Financial Officer

On February 2, 2016, the Board formally appointed Ken Miller, age 44, to Executive Vice President, Chief Financial Officer effective after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Mr. Miller joined the Company in June 1999. Since April 2014 Mr. Miller has been serving as the Company’s Senior Vice President, Finance, where he is responsible for the finance organization across the Company, as well as the Company’s treasury, tax and global business services functions. Previously, Mr. Miller served the Company in a number of roles, including Vice President, Go-To-Market Finance; Vice President, Platform Systems Division; and Vice President, SLT Business Group Controller. Prior to that, Mr. Miller spent his time at the Company in the Finance and Accounting organizations. There are no family relationships between Mr. Miller and any other director or executive officer of the Company and there have been no transactions between Mr. Miller and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Miller’s annual base salary will be increased to $525,000 on February 22, 2016, and he will have a target bonus percentage of 100% under the 2016 Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 2, 2016, the Board approved certain amendments to the Amended and Restated Bylaws of the Company (as amended on February 2, 2016, the “Amended Bylaws”). These amendments include the adoption of an exclusive forum selection bylaw and certain administrative changes. The amendments were effective immediately upon approval by the Board.

The following description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 and is incorporated herein by reference.

Exclusive Forum Selection

A new Article XIII, Forum Selection, was added to the Amended Bylaws to specify that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain actions or proceedings involving the Company shall be the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware. These certain actions or proceedings include derivative actions, actions claiming breach of fiduciary duty, actions involving the Delaware General Corporation Law or the Company’s organizational documents, actions asserting a claim as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery, and actions involving the internal affairs legal doctrine.

Article XIII was added in accordance with recent changes to the Delaware General Corporation Law, which explicitly authorize Delaware corporations to adopt exclusive forum selection provisions such as those set forth in the new Article XIII. The Board determined that adoption of this provision is in the best interests of the Company and its stockholders for a number of reasons, including:

•	the importance of preventing the unnecessary diversion of the Company’s resources to address costly, wasteful and duplicative multi-forum litigation, in particular by reducing the risk of concurrently defending litigation in multiple jurisdictions and mitigating the risk of conflicting outcomes;

•	facilitating increased consistency and predictability in litigation outcomes and reduced costs and time to resolution for the benefit of the Company and its stockholders, in particular by increasing the probability that intra-corporate litigation matters will be heard by judges with significant experience applying Delaware corporate law, which is the law that governs these types of disputes; and

•	recent statutory developments in Delaware, and case law developments in other jurisdictions, upholding the Board’s authority to adopt such bylaw provisions and confirming their validity.

In addition, in adopting the amendment, the Board considered that the exclusive forum provision expressly preserves the ability of the Company to consent to an alternative forum under appropriate circumstances, and preserves the ability of stockholders to bring the type of claims addressed by the provision, subject to applicable law. The Board further considered that the amendment will only regulate the forum in which the Company’s stockholders may file claims relating to the specified intra-corporate disputes, and that the amendment would neither restrict the ability of the Company’s stockholders to bring such claims nor affect the remedies available if such claims are ultimately successful.

Administrative Updates

In Article II, Meetings of Stockholders, of the Amended and Restated Bylaws, Section 2.10, Waiver of Notice, was amended to confirm that a waiver by electronic transmission or a written waiver by the person entitled to notice shall be deemed equivalent to notice, and Section 2.15, Conduct of Business, was amended to confirm that the chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time.

In Article III, Directors, of the Amended and Restated Bylaws, Sections 3.2, Number and Election, and 3.3, Classes of Directors, were amended to remove references to previously held annual meetings of stockholders that are no longer applicable to the Company, and Section 3.4, Resignation and Vacancies, was amended to confirm that directors may resign by electronic transmission of notice or written notice to the Company, and to clarify that stockholder removal of directors with or without cause shall be in accordance with the provisions of the Company’s Certificate of Incorporation.

In Article V, Officers, of the Amended and Restated Bylaws, Section 5.4, Chairman of the Board, was amended to remove the provision that, in the absence of a Chief Executive Officer, the Chairman of the Board shall be the Chief Executive Officer of the Company.

In Article VII, Records and Reports, of the Amended and Restated Bylaws, Section 7.3, Representation of Shares of Other Corporations, was amended to replace references to “corporation” with “entity” and to add language to clarify that authorized officers and directors may exercise rights otherwise authorized under Section 7.3 by written consent with respect to any other entity.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Juniper Networks, Inc. effective February 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

Date: February 4, 2016	By:	/s/ Brian M. Martin
	Name:	Brian M. Martin
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Juniper Networks, Inc. effective February 2, 2016.

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